Exhibit 99.1
For Immediate Release on Friday, May 15, 2009
Gasco Energy Announces Amended Credit Agreement
DENVER, May 15, 2009 /PRNewswire-FirstCall/ — Gasco Energy (NYSE Amex: GSX) today announced an amendment to its Credit Agreement led by JPMorgan.
Amended Credit Facility
On May 14, 2009 Gasco and the lenders entered into the Third Amendment to the Company’s Credit Agreement. Pursuant to the Third Amendment, the Credit Agreement was amended to, among other things: (i) increase the interest rate pricing grid; (ii) amend the definition of LIBO Rate to include a floor of 2.00%; (iii) increase the required collateral coverage and related title requirements; (iv) require the Company to engage a financial consultant by May 29, 2009 and (v) permit the Company to monetize its commodity hedges as described below and use the proceeds to pay down outstanding borrowings under the Credit Agreement. The Third Amendment also added a special redetermination of the Company’s borrowing base on or around June 30, 2009, in addition to the regular redeterminations and special redeterminations available at the request of the Company or the Lenders.
Furthermore, the Third Amendment involved a redetermination of the Company’s borrowing base, which was lowered to $35 million from $45 million. Because the amount borrowed exceeded the revised borrowing base by approximately $9 million, the Company was required to prepay the Credit Agreement by an amount equal to the deficiency. On May 7, 2009, the Company monetized selected oil and natural gas hedge contracts and the net proceeds of $8.5 million were used to repay a portion of the deficiency and the remainder was repaid with cash on hand. Concurrent with the monetization of the hedges, the Company re-hedged a portion of its production for the period June 2009 through March 2011 as further detailed below.
Interest on borrowings under the Amended Credit Agreement accrues at variable interest rates at either, at Gasco’s election, a Eurodollar rate or an alternate base rate. The Eurodollar rate is calculated as LIBOR plus an applicable margin that varies from 2.50% (for periods in which the Company has utilized less than 50% of the borrowing base) to 3.25% (for periods in which the Company has utilized greater than 90% of the borrowing base). The alternate base rate is calculated as (1) the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 2.00% or (c) the Adjusted LIBO Rate for a one month interest period on such day plus 1%, plus (2) an applicable margin that varies from 1.50% (for periods in which the Company has utilized less than 50% of the borrowing base) to 2.25% (for periods in which the Company has utilized greater than 90% of the borrowing base). Gasco elects the basis of the interest rate at the time of each borrowing; however, under certain circumstances, Gasco’s lender may require it to use the non-elected basis in the event the elected basis does not adequately and fairly reflect the cost of making such loans. In addition, Gasco is obligated to pay a commitment fee of 0.50% under the Credit Agreement quarterly in arrears based on a percentage multiplied by the daily amount that the aggregate commitments exceed borrowings under the agreement.
Risk Management
The Company provides a revised schedule showing the Company’s derivative contracts after giving effect to the monetization of hedges and re-hedging, as described above, in the table below. The new derivative contracts were entered into at a weighted average price over the contract periods. The Company elected for a weighted average pricing scenario for a portion of its natural gas volumes in an effort to secure the best prices for the 2009 contract period.

Gasco 2009-2011 Swap Agreements

	Remaining			Floating Price
Agreement Type	Term	Quantity	Fixed Price (a)	Gasco Payer (a)
Swap*	6/09 — 12/09	6,500 MMBtu per day	$4.418 / MMBtu*	NW Rockies
Swap*	1/10 — 12/10	3,500 MMBtu per day	$4.418 / MMBtu*	NW Rockies
Swap	1/10 — 3/11	3,000 MMBtu per day	$4.825 / MMBtu	NW Rockies
Swap*	1/11 — 3/11	2,000 MMBtu per day	$4.418 / MMBtu*	NW Rockies

(a)	Northwest Pipeline Rocky Mountains — Inside FERC first-of-month index price

(*)	Each noted row includes information pertaining to a portion of a single natural gas derivative contract with declining volumes. The fixed price represents the volume weighted average price for the entire period June 2009 through March 2011.
About Gasco Energy
Denver-based Gasco Energy, Inc. is natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044
Forward-looking Statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; our ability to manage interest rate and commodity price exposure; changes in the Company’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 4, 2009.
Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.